(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

CGCMT 2018-B2

Citigroup Commercial Mortgage Trust 2018-B2, Commercial Mortgage Pass-Through Certificates, Series 2018-B2

(Fort Knox Executive Park into MSC 2018-H3)

Citibank, N.A,.

Global Transaction Services

388 Greenwich Street, 14th Floor

New York NY 10013

Cirino Emanuele

Citibank, N.A,.

Global Transaction Services

388 Greenwich Street, 14th Floor

New York NY 10013

John Hannon

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York NY 10013

Paul Vanderslice

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 19th Floor

New York NY 10013

Richard Simpson

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York NY 10013

Ryan M. O’Connor

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: CGCMT 2018-B2

New York NY 10016

Group

Wilmington Trust, National Association

Global Capital Markets

Structured Finance

1100 N. Market Street- 5th Floor

Wilmington DE 19890

Beverly D. Capers

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036